PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 14, 2003)

$1,284,173,000

Volkswagen Auto Loan Enhanced Trust 2003-1

Issuer

Volkswagen Public Auto Loan Securitization, LLC

Seller

VW Credit, Inc.

Servicer

You should carefully read the “risk factors” beginning on page S-6 of this prospectus supplement and page 1 of the prospectus. The notes are asset backed securities. The notes will be the sole obligation of the issuer and will not be obligations of or guaranteed by VW Credit, Inc., Volkswagen Public Auto Loan Securitization, LLC or any of their affiliates. No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

     The following notes are being offered by this prospectus supplement:

			Final Scheduled
	Principal Amount	Interest Rate	Payment Date

Class A-1 Notes	$315,000,000	1.005%	July 20, 2004
Class A-2 Notes	$370,000,000	1.110%	December 20, 2005
Class A-3 Notes	$385,000,000	1.490%	May 21, 2007
Class A-4 Notes	$214,173,000	1.930%	January 20, 2010

Total	$1,284,173,000

		Underwriting	Proceeds to the
	Price to Public(1)	Discount	Seller

Per Class A-1 Note	100.000000%	0.100%	99.900000%
Per Class A-2 Note	99.990677%	0.150%	99.840677%
Per Class A-3 Note	99.981690%	0.160%	99.821690%
Per Class A-4 Note	99.999362%	0.205%	99.794362%
Total	$1,284,066,644.98	$1,925,054.65	$1,282,141,590

(1)	Plus accrued interest, if any, from June 27, 2003.

•	The notes are payable solely from the assets of the issuer, which consist primarily of retail motor vehicle installment sale contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks.

•	The issuer will pay interest and principal on the notes on the 20th day of each month, or, if the 20th is not a business day, the next business day, starting on July 21, 2003.

•	The issuer will also issue $29,559,766 of non-interest bearing Class B notes, which are not offered for sale by this prospectus supplement and will be subordinate to the notes offered hereby. The seller will initially retain the Class B notes.

•	Credit enhancement for the notes offered hereby will consist of the Class B notes, a reserve account with an initial deposit of $6,568,663.83 and the yield supplement overcollateralization amount.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

BANC ONE CAPITAL MARKETS, INC.	MORGAN STANLEY

Co-Managers

ABN AMRO INCORPORATED

BARCLAYS CAPITAL

SG COWEN

THE WILLIAMS CAPITAL GROUP, L.P.

The date of this prospectus supplement is June 18, 2003.

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
NOTICE TO RESIDENTS OF THE UNITED KINGDOM
SUMMARY OF TERMS
RISK FACTORS
USE OF PROCEEDS
THE ISSUER
THE RECEIVABLES POOL
THE SELLER
VW CREDIT
VW BANK
WEIGHTED AVERAGE LIFE OF THE NOTES
Percent of the Initial Outstanding Balance at Various ABS Percentages Class A-1 Notes
THE NOTES
DESCRIPTION OF THE PURCHASE AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE
LEGAL INVESTMENT
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
FORWARD-LOOKING STATEMENTS
LEGAL OPINIONS
GLOSSARY
INDEX OF PRINCIPAL TERMS
RISK FACTORS
CAPITALIZED TERMS
DESCRIPTION OF THE ISSUERS
DESCRIPTION OF THE OWNER TRUSTEE
DESCRIPTION OF THE RECEIVABLES
ORIGINATION AND SERVICING PROCEDURES
PREFUNDING ARRANGEMENT
MATURITY AND PREPAYMENT CONSIDERATIONS
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION
USE OF PROCEEDS
DESCRIPTION OF THE SELLER
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF THE TRANSACTION AGREEMENTS
DESCRIPTION OF THE INDENTURE
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
FORWARD-LOOKING STATEMENTS
RATING OF THE SECURITIES
REPORTS TO SECURITYHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
LEGAL MATTERS
GLOSSARY
INDEX OF PRINCIPAL TERMS

SUMMARY OF TERMS	S-1
RISK FACTORS	S-6
USE OF PROCEEDS	S-10
THE ISSUER	S-10
THE RECEIVABLES POOL	S-12
THE SELLER	S-16
VW CREDIT	S-16
VW BANK	S-16
WEIGHTED AVERAGE LIFE OF THE NOTES	S-19
THE NOTES	S-25
DESCRIPTION OF THE PURCHASE AGREEMENT, THE SALE
AND SERVICING AGREEMENT AND THE INDENTURE	S-27
LEGAL INVESTMENT	S-37
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-37
STATE AND LOCAL TAX CONSEQUENCES	S-37
ERISA CONSIDERATIONS	S-38
UNDERWRITING	S-39
FORWARD-LOOKING STATEMENTS	S-41
LEGAL OPINIONS	S-41
GLOSSARY	S-42
INDEX OF PRINCIPAL TERMS	S-45
Prospectus
RISK FACTORS	1
CAPITALIZED TERMS	6
DESCRIPTION OF THE ISSUERS	6
DESCRIPTION OF THE OWNER TRUSTEE	7
DESCRIPTION OF THE RECEIVABLES	7
ORIGINATION AND SERVICING PROCEDURES	9
PREFUNDING ARRANGEMENT	12
MATURITY AND PREPAYMENT CONSIDERATIONS	13
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION	13
USE OF PROCEEDS	14
DESCRIPTION OF THE SELLER	14
DESCRIPTION OF THE SECURITIES	14
DESCRIPTION OF THE TRANSACTION AGREEMENTS	27
DESCRIPTION OF THE INDENTURE	35
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	39
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	46
STATE AND LOCAL TAX CONSEQUENCES	59
ERISA CONSIDERATIONS	59
UNDERWRITING	63
FORWARD-LOOKING STATEMENTS	64
RATING OF THE SECURITIES	64
REPORTS TO SECURITYHOLDERS	65
WHERE YOU CAN FIND MORE INFORMATION	65
INCORPORATION BY REFERENCE	65
LEGAL MATTERS	65
GLOSSARY	66
INDEX OF PRINCIPAL TERMS	69

S-i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      This prospectus supplement and the accompanying prospectus provide information about the issuer and the notes offered by this prospectus supplement and the accompanying prospectus.

      We tell you about the notes in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

      We have started with two introductory sections in this prospectus supplement describing the notes and the issuer in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•	Summary of Terms — provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuer; and

•	Risk Factors — describes briefly some of the risks to investors in the notes.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-45 of this prospectus supplement and page 69 of the accompanying prospectus.

      If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”), OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000

S-ii

(PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001, AS AMENDED (“CIS ORDER”), OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

      NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND, ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

      NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

S-iii

SUMMARY OF TERMS

      This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuer/ Trust

      Volkswagen Auto Loan Enhanced Trust 2003-1, a Delaware statutory trust, will issue the notes. The principal assets of the “issuer” will be a pool of motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks.

Seller

      Volkswagen Public Auto Loan Securitization, LLC, a Delaware limited liability company and wholly owned special purpose subsidiary of VW Credit, Inc., is the “seller”. The seller will sell the receivables to the issuer.

      You may contact the seller by mail at 3800 Hamlin Road, Auburn Hills, Michigan 48326, or by calling (248) 754-5000.

Servicer

      VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the motor vehicle receivables held by the issuer.

Originators

      Either VW Credit or Volkswagen Bank USA, a Utah industrial loan corporation we refer to as “VW Bank”, originated the receivables, which VW Credit will sell to the seller. We refer to VW Credit and VW Bank together as the “originators”.

Administrator

      VW Credit will act as “administrator” of the issuer.

Trustees

      The Bank of New York, a New York banking corporation, will be the “indenture trustee”.

      Deutsche Bank Trust Company Delaware, a Delaware banking corporation, will be the “owner trustee”.

THE NOTES

      The issuer will issue the following notes:

	Principal	Interest	Final Scheduled
Class	Amount	Rate	Payment Date

Class A-1 Notes	$315,000,000	1.005%	July 20, 2004
Class A-2 Notes	$370,000,000	1.110%	December 20, 2005
Class A-3 Notes	$385,000,000	1.490%	May 21, 2007
Class A-4 Notes	$214,173,000	1.930%	January 20, 2010
Class B Notes	$29,559,766	N/A	January 20, 2010

      The Class B notes are non-interest bearing and are not offered hereby.

      The issuer will also issue an “equity certificate” (which represents the residual interest in the issuer and is not offered hereby).

      The notes are issuable in an initial denomination of $100,000 and integral multiples of $1,000 in excess thereof.

      The issuer expects to issue the notes on or about June 27, 2003, which we refer to as the “closing date”.

PRINCIPAL AND INTEREST

      The issuer will pay interest on the notes monthly, on the 20th day of each month (or on the next business day), which we refer to as the “payment date”. The first payment date is July 21, 2003. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•	Interest on the notes will accrue from and including the closing date.

•	Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuer will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year.

•	The issuer will pay interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months.

•	Interest payments on all classes of Class A notes will have the same priority.

•	The Class B notes are non-interest bearing notes.

Principal Payments

•	The issuer will pay principal on the notes monthly on each payment date based on the amount of collections and defaults on the receivables during the prior collection period.

•	On each payment date, except as described below, the amount available in the principal distribution account for the payment of principal on the notes will be applied:

(1)	to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)	to the Class A-3 notes, until the Class A-3 notes are paid in full;

(4)	to the Class A-4 notes, until the Class A-4 notes are paid in full; and

(5)	to the Class B notes, until the Class B notes are paid in full.

•	On each payment date after an event of default under the indenture occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of notes will be made first to holders of the Class A-1 notes until the Class A-1 notes are paid in full, then ratably to the holders of all other classes of Class A notes, based on the aggregate outstanding principal amount of each remaining class of Class A notes. After interest and principal on all of the Class A notes are paid in full, principal payments will be made to holders of the Class B notes.

Optional Redemption of the Notes

      The servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuer property from the issuer on any payment date if, either before or after giving effect to any payment of principal required to be made on that payment date, the then-outstanding net pool balance of the receivables is less than or equal to 10% of the initial net pool balance. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuer on such date.) If the servicer exercises this option, the outstanding notes, if any, will be redeemed at a price equal to their remaining principal balance, plus accrued and unpaid interest on the notes at the applicable interest rates. It is expected that at the time this option becomes available to the servicer only the Class A-4 and Class B notes will be outstanding.

ISSUER PROPERTY

      The primary assets of the issuer will be a pool of retail motor vehicle installment sales contracts and/or installment loans secured by a combination of new and used automobiles and light-duty trucks. We refer to these contracts and loans as “receivables” or “motor vehicle receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases with these contracts and loans as “obligors”.

      The receivables identified on the schedule of receivables delivered by VW Credit on the closing date will be transferred to the seller by VW Credit and then transferred by the seller to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders.

      The “issuer property” will include the following (as described in more detail under “The Issuer — The Issuer Property”):

•	the receivables, including collections on the receivables after May 31, 2003, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	any other property securing the receivables;

•	all rights of the applicable originator under agreements with the dealers relating to receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the accounts owned by the issuer and permitted investments of those accounts;

•	rights of the seller under the sale and servicing agreement and of the seller, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

      The initial aggregate receivables balance as of the cut-off date is expected to be approximately $1,334,414,493.82. As of April 26, 2003, which we refer to as the “statistical cut-off date”, there were 74,039 receivables in the receivables pool,

•	which had an aggregate receivables balance of $1,382,504,041.06;

•	a weighted average contract rate of approximately 4.213%;

•	a weighted average original maturity of approximately 55.6 months; and

•	a weighted average remaining maturity of approximately 51.9 months.

CREDIT ENHANCEMENT

      The credit enhancement provides protection for the notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization or excess interest on the receivables and from amounts on deposit in the reserve account.

      The Class B notes act as additional credit enhancement for the Class A notes. All payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full.

Reserve Account

      On the closing date, the seller will deposit $6,568,663.83 (0.50% of the initial adjusted pool balance) in cash into the reserve account. (We use the term “adjusted pool balance” to mean, as of any date, the net pool balance at that time, minus the yield supplement overcollateralization amount (as described below) as of that date.) Collections on the receivables and other Available Funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).

      On each payment date, the issuer will withdraw cash from the reserve account to cover any shortfalls in interest and principal required to be paid on the notes on that payment date.

      On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be transferred to the collection account and distributed on that payment date as available funds. The “specified reserve account balance” is, on any payment date, the lesser of (a) $9,852,995.74 (which is approximately 0.75% of the initial adjusted pool balance) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.

Yield Supplement Overcollateralization Amount

      The yield supplement overcollateralization amount represents the amount by which the net pool balance exceeds the expected outstanding balance of the notes. As of the closing date, the initial net pool balance will exceed the initial balance of the notes by $20,681,728, which is approximately 1.55% of the initial net pool balance. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables.

      See “Description of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture — Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.

Excess Interest

      Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee and interest on the notes each month, there is expected to be “excess interest”. This excess interest provides credit enhancement for the notes.

PAYMENT WATERFALL

      On each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account in the following amounts and order of priority:

•	to the servicer, for reimbursement of outstanding advances;

•	to the servicer, the servicing fee;

•	to the holders of the Class A notes, interest on the Class A notes;

•	to the principal distribution account, principal on the notes;

•	to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;

•	to the owner trustee and the indenture trustee, fees and expenses (including indemnification amounts) which have not been previously paid; and

•	any remaining funds will be distributed to or at the direction of the holder of the equity certificate.

      For more detailed information concerning the payment waterfall, you should refer to “Description of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture — Priority of Payments” in this prospectus supplement.

Tax Status

      Mayer, Brown, Rowe & Maw, special federal tax counsel to the seller, is of the opinion that (i) for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation and (ii) the Class A notes will be characterized as indebtedness for United States federal income tax purposes.

      Each holder of a Class A note, by acceptance of a note, will agree to treat the Class A note as indebtedness for federal, state and local income and franchise tax purposes.

      You should consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

      See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

      The Class A notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

      See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Money Market Investment

      The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

Ratings

      On the closing date, each class of Class A notes will receive the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), and Moody’s Investors Service, Inc. (“Moody’s”):

Standard
Class	& Poor’s	Moody’s

A-1	A-1+	P-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

      The Class B notes will not be rated.

      There can be no assurance that a rating will not be lowered, qualified or withdrawn by an assigning rating agency at any time.

RISK FACTORS

      An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 1 of the accompanying prospectus.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies and losses on the receivables.

Features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss. For example, economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables. As of the statistical cut-off date, approximately 17.28% of the principal amount of the receivables (by billing address of the obligor) were located in California. No other state, by billing address, constituted more than 10% of the net pool balance as of the statistical cut-off date. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement.	The issuer does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables and available funds in the reserve account. The notes represent obligations solely of the issuer and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon collections on the receivables, together with monies on deposit in the reserve account, for payments on your notes. The reserve account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement, including the credit enhancement provided by overcollateralization, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the seller or others from time to time.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

• The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

• You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a lower yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

• An optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” redemption by the issuer (at the direction of the servicer, as long as VW Credit is acting as the servicer), you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

If VW Credit is no longer servicer, you may experience delays in payment or losses on your notes.	If VW Credit is removed as servicer or is no longer able to act as servicer, there may be losses or delays in processing payments or losses on the receivables due to a disruption in servicing during a transfer to a successor servicer, or because the successor servicer is not as experienced in servicing as VW Credit. This may cause you to experience delays in payments or losses on your notes. See “Description of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture — Removal or Replacement of the Servicer” in this prospectus supplement.

The notes may not be a suitable investment for you.	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

This prospectus supplement provides information regarding only a portion of the receivables.	This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The receivables in the receivables pool will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. We do not expect the characteristics of the receivables in the receivables pool to differ materially from the receivables as of the statistical cut-off date, and each receivable in the receivables pool must satisfy the eligibility criteria specified in the sale and servicing agreement. You should also be aware that the receivables pool may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Repurchase obligations are limited.	The seller will be obligated to repurchase from the issuer and VW Credit will be obligated to repurchase from the seller any receivable if there is a breach of the representations or warranties with respect to the receivable (and that breach is not cured) which materially and adversely affects that receivable. The seller and VW Credit will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The seller and VW Credit will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date, which may have priority even over perfected security interests in the financed vehicles. While the seller and VW Credit are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects that receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

The ratings of the notes may be lowered, qualified or withdrawn at any time, which may have an adverse effect on the market price of the notes.	It is a condition of issuance that (1) the Class A-1 notes be rated in the highest short-term rating category by Moody’s and Standard & Poor’s and (2) the Class A-2 notes, the Class A-3 notes and the Class A-4 notes be rated in the highest long-term rating category by Moody’s and Standard & Poor’s.

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and Standard & Poor’s of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the Class A notes sequentially so that no principal will be paid on any class of Class A notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

The failure to make interest and principal payments on the notes will generally not result in an event of default under the indenture until the applicable final scheduled payment date.	The amount of interest and principal required to be paid to investors prior to the applicable final scheduled payment date for any class of notes generally will be limited to amounts available for those purposes. Therefore, the failure to pay interest on or principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuer as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.	An event of default under the indenture may result in payments on your notes being accelerated. As a result:

• you may suffer losses on your securities if the assets of the issuer are insufficient to pay the amounts owed on your notes;

• payments on your notes may be delayed until more senior classes of notes are repaid; and

• your securities may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

USE OF PROCEEDS

      The seller will use the proceeds from the issuance of the notes to:

•	purchase the receivables from VW Credit, Inc. (which we sometimes refer to as “VW Credit”); and

•	make the initial deposit into the reserve account.

      The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuer, and for general purposes. Any “warehouse” debt may be owed to the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters, the indenture trustee or their respective affiliates.

THE ISSUER

Limited Purpose and Limited Assets

      Volkswagen Auto Loan Enhanced Trust 2003-1 is a statutory trust formed on May 20, 2003 under the laws of the State of Delaware by the seller for the purpose of issuing the notes. The issuer will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuer.

      The issuer will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuer;

•	issuing the notes and the equity certificate in the issuer;

•	making payments on the notes and distributions on the equity certificate;

•	entering into and performing its obligations under the transaction documents; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuer in connection with the foregoing activities.

      The issuer’s principal offices are at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, in care of Deutsche Bank Trust Company Delaware, as owner trustee.

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of the cut-off date, as if the issuance of the notes and the equity certificates had taken place on that date:

Class A-1 Asset Backed Notes	$315,000,000
Class A-2 Asset Backed Notes	$370,000,000
Class A-3 Asset Backed Notes	$385,000,000
Class A-4 Asset Backed Notes	$214,173,000
Class B Asset Backed Notes	$29,559,766

Total	$1,313,732,766

      The Class B notes are not offered hereby.

The Owner Trustee

      Deutsche Bank Trust Company Delaware is the “owner trustee” of the issuer under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents.

The Indenture Trustee

      The Bank of New York is the “indenture trustee” under the indenture for the benefit of the noteholders. You may contact the indenture trustee at 101 Barclay Street, Floor 8 West, New York, New York 10286, or by calling (212) 815-4389. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents.

The Issuer Property

      The notes will be collateralized by the issuer property. The primary assets of the issuer will be the receivables, which are motor vehicle retail installment sales contracts or installment loans with respect to new or used automobiles or light-duty trucks originated by VW Credit or Volkswagen Bank USA, a Utah industrial loan corporation which we refer to as “VW Bank”. We refer to VW Credit and VW Bank together as the “originators”.

      The “issuer property” will consist of all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the issuer, including without limitation:

•	the receivables acquired by the issuer from the seller on the closing date, including collections on the receivables after the cut-off date;

•	the security interests in the financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable, providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of the applicable originator under agreements with dealers relating to receivables;

•	the rights of the issuer to funds on deposit in the reserve account, the collection account and the principal distribution account and any other accounts established pursuant to the indenture or the sale and servicing agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the seller under the sale and servicing agreement and of the seller, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

THE RECEIVABLES POOL

      The characteristics set forth in this section are based on the receivables balance as of the statistical cut-off date. The statistical distribution of the characteristics of the receivables pool as of the cut-off date will vary somewhat from the statistical distribution of those characteristics as of the statistical cut-off date illustrated in the tables below.

      As of the statistical cut-off date, each receivable:

•	had an original term to maturity of 12 to 72 months and a remaining term to maturity of 4 months or more;

•	had a contract rate of 0.000% to 20.481%;

•	was not more than 30 days past due; and

•	satisfied the other criteria set forth in the transaction documents, including the criteria set forth under “Description of the Receivables” in the accompanying prospectus.

      All of the receivables are Simple Interest Receivables. See “Description of the Receivables — Calculation Methods” in the accompanying prospectus.

      As part of the monthly report prepared by the servicer in connection with the notes, the servicer will compute a Note Factor. See “Pool Factors, Note Factors and Pool Information” in the accompanying prospectus.

      The composition, distribution by remaining term, distribution by contract rate and geographic distribution by state, in each case of the receivables as of the statistical cut-off date, are set forth in the tables below.

Composition of the Receivables Pool

As of the Statistical Cut-off Date

Aggregate Outstanding Principal Balance	$1,382,504,041.06
Number of Receivables	74,039
Average Outstanding Principal Balance	$18,672.65
Range of Outstanding Principal Balances	$2,004.55 to $73,518.38
Weighted Average Contract Rate(1)	4.213%
Range of Contract Rates	0.000% to 20.481%
Weighted Average Remaining Term(1)	51.9 months
Range of Remaining Terms	4 to 72 months
Weighted Average Original Term(1)	55.6 months
Range of Original Terms	12 to 72 months
Percentage By Principal Balance of New Vehicles	83.31%
Percentage By Principal Balance of Used Vehicles	16.69%
Percentage By Principal Balance of Volkswagen Vehicles	73.57%
Percentage By Principal Balance of Audi Vehicles	26.43%

(1)	Weighted by principal balance as of the statistical cut-off date.

Distribution of the Receivables by Remaining Term

As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
Remaining Term	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

6 Months or less	35	0.05%	$170,261.08	0.01%
7 months to 12 months	778	1.05%	7,031,052.52	0.51%
13 months to 18 months	2,323	3.14%	27,404,910.32	1.98%
19 months to 24 months	2,597	3.51%	37,420,203.82	2.71%
25 months to 30 months	1,633	2.21%	22,002,125.73	1.59%
31 months to 36 months	4,219	5.70%	72,622,487.75	5.25%
37 months to 42 months	3,082	4.16%	43,520,632.02	3.15%
43 months to 48 months	7,774	10.50%	124,928,691.47	9.04%
49 months to 54 months	11,566	15.62%	212,129,944.01	15.34%
55 months to 60 months	38,953	52.61%	811,483,107.54	58.70%
61 months to 66 months	384	0.52%	8,065,946.22	0.58%
67 months to 72 months	695	0.94%	15,724,678.58	1.14%

	74,039	100.00%	$1,382,504,041.06	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Contract Rate

As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
Contract Rate Range	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

0.00% to 0.99%	2,307	3.12%	$26,469,651.75	1.91%
1.00% to 1.99%	17,544	23.70%	346,607,173.82	25.07%
2.00% to 2.99%	10,154	13.71%	217,380,708.07	15.72%
3.00% to 3.99%	9,433	12.74%	195,484,043.55	14.14%
4.00% to 4.99%	11,287	15.24%	208,363,944.75	15.07%
5.00% to 5.99%	8,574	11.58%	148,259,579.01	10.72%
6.00% to 6.99%	6,296	8.50%	102,527,923.57	7.42%
7.00% to 7.99%	2,617	3.53%	44,422,665.26	3.21%
8.00% to 8.99%	1,729	2.34%	28,731,298.27	2.08%
9.00% to 9.99%	1,304	1.76%	21,711,346.94	1.57%
10.00% to 10.99%	823	1.11%	13,111,848.75	0.95%
11.00% to 11.99%	459	0.62%	7,028,236.49	0.51%
12.00% to 12.99%	594	0.80%	9,156,739.66	0.66%
13.00% to 13.99%	308	0.42%	4,302,748.52	0.31%
14.00% to 14.99%	199	0.27%	2,902,790.09	0.21%
15.00% to 15.99%	170	0.23%	2,445,585.81	0.18%
16.00% to 16.99%	100	0.14%	1,545,915.67	0.11%
17.00% to 17.99%	56	0.08%	834,807.11	0.06%
18.00% to 18.99%	50	0.07%	736,908.67	0.05%
19.00% to 19.99%	19	0.03%	296,668.31	0.02%
20.00% to 20.99%	16	0.02%	183,456.99	0.01%

	74,039	100.00%	$1,382,504,041.06	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables by State

As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
State(1)	Receivables	Receivables(2)	Principal Balance	Principal Balance(2)

Alabama	565	0.76%	$10,653,753.84	0.77%
Alaska	99	0.13%	1,956,815.81	0.14%
Arizona	1,132	1.53%	22,298,532.87	1.61%
Arkansas	174	0.24%	3,405,293.80	0.25%
California	12,766	17.24%	238,885,166.04	17.28%
Colorado	1,854	2.50%	36,514,642.31	2.64%
Connecticut	2,435	3.29%	43,333,548.00	3.13%
Delaware	285	0.38%	5,275,919.55	0.38%

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
State(1)	Receivables	Receivables(2)	Principal Balance	Principal Balance(2)

District of Columbia	209	0.28%	4,096,376.15	0.30%
Florida	3,708	5.01%	68,806,652.27	4.98%
Georgia	1,668	2.25%	32,733,232.77	2.37%
Hawaii	298	0.40%	5,397,414.17	0.39%
Idaho	185	0.25%	3,925,268.65	0.28%
Illinois	3,178	4.29%	61,938,783.18	4.48%
Indiana	857	1.16%	16,250,747.00	1.18%
Iowa	396	0.53%	7,739,270.43	0.56%
Kansas	298	0.40%	5,650,813.68	0.41%
Kentucky	466	0.63%	8,704,042.40	0.63%
Louisiana	481	0.65%	9,281,060.79	0.67%
Maine	408	0.55%	7,022,846.66	0.51%
Maryland	2,015	2.72%	38,215,189.27	2.76%
Massachusetts	3,281	4.43%	57,961,071.79	4.19%
Michigan	1,537	2.08%	29,739,822.65	2.15%
Minnesota	1,475	1.99%	27,784,096.82	2.01%
Mississippi	165	0.22%	3,133,391.76	0.23%
Missouri	750	1.01%	13,907,191.02	1.01%
Montana	123	0.17%	2,626,325.72	0.19%
Nebraska	170	0.23%	3,208,174.87	0.23%
Nevada	494	0.67%	9,259,642.76	0.67%
New Hampshire	735	0.99%	13,088,734.23	0.95%
New Jersey	4,052	5.47%	71,458,113.50	5.17%
New Mexico	336	0.45%	6,520,101.07	0.47%
New York	5,154	6.96%	92,626,048.22	6.70%
North Carolina	1,639	2.21%	30,740,457.49	2.22%
North Dakota	50	0.07%	925,039.93	0.07%
Ohio	2,062	2.79%	38,972,089.28	2.82%
Oklahoma	250	0.34%	4,618,723.45	0.33%
Oregon	1,080	1.46%	19,626,726.02	1.42%
Pennsylvania	4,040	5.46%	73,599,175.13	5.32%
Rhode Island	477	0.64%	8,336,649.40	0.60%
South Carolina	581	0.78%	10,439,047.41	0.76%
South Dakota	114	0.15%	2,301,238.54	0.17%
Tennessee	691	0.93%	13,555,638.48	0.98%
Texas	4,651	6.28%	88,561,153.92	6.41%
Utah	478	0.65%	9,461,013.04	0.68%
Vermont	352	0.48%	6,398,149.05	0.46%
Virginia	2,330	3.15%	44,092,290.38	3.19%
Washington	1,934	2.61%	38,219,132.46	2.76%

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
State(1)	Receivables	Receivables(2)	Principal Balance	Principal Balance(2)

West Virginia	272	0.37%	5,483,049.78	0.40%
Wisconsin	1,220	1.65%	22,363,175.92	1.62%
Wyoming	69	0.09%	1,413,207.33	0.10%

	74,039	100.00%	$1,382,504,041.06	100.00%

(1)	Based on the billing address of the obligor on the receivables.

(2)	Sum may not equal 100% due to rounding.

THE SELLER

      The “seller”, Volkswagen Public Auto Loan Securitization, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on February 27, 2003 as a Delaware limited liability company. The principal place of business of the seller is at 3800 Hamlin Road, Auburn Hills, Michigan 48326. You may also reach the seller by telephone at (248) 754-5000.

VW CREDIT

      VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned indirect subsidiary of Volkswagen of America, Inc. (“Volkswagen of America”). Volkswagen of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.

      The principal place of business of VW Credit is at 3800 Hamlin Road, Auburn Hills, Michigan 48326. You may also reach VW Credit by telephone at (248) 754-5000. VW Credit will act as the “servicer”.

VW BANK

      VW Bank was incorporated in the State of Utah on March 29, 2001 as an industrial loan corporation and is a wholly owned subsidiary of VW Credit. The principal activity of VW Bank is to provide financial products to Volkswagen and Audi customers and prospective customers in the United States.

Delinquencies and Net Credit Loss and Repossession Experience

      The following tables provide information relating to the servicer’s delinquency and credit loss experience for each period indicated with respect to all motor vehicle receivables serviced by VW Credit in its portfolio. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of VW Credit’s motor vehicle receivables servicing portfolio set forth in the following tables.

Delinquency Experience(1)

(dollars in thousands)

	At March 31,		At December 31,

	2003	2002	2002	2001	2000	1999	1998

Principal Amount Outstanding	$5,912,566	$4,707,055	$5,582,040	$4,239,947	$2,712,395	$1,777,928	$1,053,332
Number of Receivables Outstanding	413,163	326,872	390,058	305,661	210,675	147,547	94,132

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%

Delinquencies(2)
31-60 days	3,109	0.75%	3,407	1.05%	4,454	1.15%	4,179	1.37%	3,998	1.89%	2,571	1.74%	1,704	1.81%
61-90 days	498	0.12%	441	0.13%	826	0.21%	679	0.22%	439	0.21%	343	0.23%	223	0.24%
91 days & over	421	0.10%	299	0.09%	522	0.13%	427	0.14%	248	0.12%	144	0.10%	124	0.13%

Total 30+ Delinquencies	4,028	0.97%	4,147	1.27%	5,802	1.49%	5,285	1.73%	4,685	2.22%	3,058	2.07%	2,051	2.18%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by VW Credit.

(2)	The servicer considers a receivable delinquent when an obligor fails to make 25% or more of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Net Credit Loss and Repossession Experience(1)

(dollars in thousands)

	At or for the
	three months ended
	March 31,		At or for the twelve months ended December 31,

	2003	2002	2002	2001	2000	1999	1998

Principal Amount Outstanding	$5,912,566	$4,707,055	$5,582,040	$4,239,947	$2,712,395	$1,777,928	$1,053,332
Average Principal Amount Outstanding(2)	$5,787,426	$4,594,870	$5,152,929	$3,548,764	$2,232,145	$1,471,710	$874,662
Number of Receivables Outstanding	413,163	326,872	390,058	305,661	210,675	147,547	94,132
Average Number of Receivables Outstanding(2)	405,192	319,950	358,338	262,977	178,303	125,157	80,029
Number of Receivables Repossessed	946	774	3,015	2,470	1,586	1,340	1,399
Number of Receivables Repossessed as a percent of the Average Number of Receivables Outstanding(3)	0.93%	0.97%	0.84%	0.94%	0.89%	1.07%	1.75%
Charge-Offs(4)	$9,829	$9,027	$32,023	$25,485	$12,494	$9,393	$10,496
Recoveries(5)	810	602	3,773	2,232	3,192	2,441	2,482

Net Losses	$9,019	$8,425	$28,250	$23,253	$9,302	$6,952	$8,014

Net Losses as a percent of Average Principal Amount Outstanding(3)	0.62%	0.73%	0.55%	0.66%	0.42%	0.47%	0.92%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by VW Credit.

(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(3)	Data for the three months ended March 31, 2003 and March 31, 2002 have been annualized.

(4)	Charge-offs generally represent the total aggregate net outstanding balance of the receivables determined to be uncollectible in the period less proceeds from disposition of the related retail vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include the net amounts received with respect to retail contracts previously charged-off.

      In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

      See “Origination and Servicing Procedures” in the accompanying prospectus for additional information regarding the servicer.

WEIGHTED AVERAGE LIFE OF THE NOTES

      Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts or loans, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

      The tables below which are captioned “Percent of the Initial Principal Balance Outstanding at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuer holds ten pools of receivables with the following characteristics:

	Aggregate		Original Term	Remaining Term
	Outstanding	Gross	to Maturity	to Maturity
Pool	Principal Balance	Contract Rate	(in Months)	(in Months)

1	$2,669,360.57	6.595%	31	19
2	18,716,983.16	6.094%	42	32
3	114,784,333.84	6.207%	54	45
4	371,100,131.74	6.527%	60	54
5	22,351,805.07	7.985%	72	67
6	12,012,266.15	1.209%	23	11
7	57,611,923.16	2.004%	25	18
8	75,371,605.53	2.619%	37	32
9	67,007,326.00	3.106%	48	44
10	592,788,758.60	2.770%	60	57

Total	$1,334,414,493.82

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each month commencing in June 2003 and each month has 30 days;

•	the original outstanding balance of each class of notes is equal to the applicable original outstanding balance set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing July 20, 2003, and on the 20th calendar day of each subsequent month;

•	the notes are purchased on the assumed closing date of June 27, 2003;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the outstanding principal balance of that receivable by its indicated remaining term to maturity;

•	the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	the difference between the gross contract rate and the net contract rate is equal to the servicing fee due to the servicer.

      The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

      As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages
Class A-1 Notes

Distribution Date	0.00%	0.50%	1.00%	1.50%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00

July 2003	91.73	89.61	87.37	85.00	82.51

August 2003	83.43	79.26	74.88	70.25	65.36

September 2003	75.10	68.98	62.54	55.75	48.57

October 2003	66.73	58.75	50.35	41.50	32.14

November 2003	58.33	48.57	38.31	27.49	16.06

December 2003	49.89	38.45	26.42	13.74	0.34

January 2004	41.42	28.39	14.68	0.24	0.00

February 2004	32.91	18.38	3.09	0.00	0.00

March 2004	24.37	8.42	0.00	0.00	0.00

April 2004	15.80	0.00	0.00	0.00	0.00

May 2004	7.19	0.00	0.00	0.00	0.00

June 2004	0.00	0.00	0.00	0.00	0.00

July 2004	0.00	0.00	0.00	0.00	0.00

August 2004	0.00	0.00	0.00	0.00	0.00

September 2004	0.00	0.00	0.00	0.00	0.00

October 2004	0.00	0.00	0.00	0.00	0.00

November 2004	0.00	0.00	0.00	0.00	0.00

December 2004	0.00	0.00	0.00	0.00	0.00

January 2005	0.00	0.00	0.00	0.00	0.00

February 2005	0.00	0.00	0.00	0.00	0.00

March 2005	0.00	0.00	0.00	0.00	0.00

April 2005	0.00	0.00	0.00	0.00	0.00

May 2005	0.00	0.00	0.00	0.00	0.00

June 2005	0.00	0.00	0.00	0.00	0.00

July 2005	0.00	0.00	0.00	0.00	0.00

August 2005	0.00	0.00	0.00	0.00	0.00

September 2005	0.00	0.00	0.00	0.00	0.00

October 2005	0.00	0.00	0.00	0.00	0.00

November 2005	0.00	0.00	0.00	0.00	0.00

December 2005	0.00	0.00	0.00	0.00	0.00

January 2006	0.00	0.00	0.00	0.00	0.00

February 2006	0.00	0.00	0.00	0.00	0.00

March 2006	0.00	0.00	0.00	0.00	0.00

April 2006	0.00	0.00	0.00	0.00	0.00

May 2006	0.00	0.00	0.00	0.00	0.00

June 2006	0.00	0.00	0.00	0.00	0.00

July 2006	0.00	0.00	0.00	0.00	0.00

August 2006	0.00	0.00	0.00	0.00	0.00

September 2006	0.00	0.00	0.00	0.00	0.00

October 2006	0.00	0.00	0.00	0.00	0.00

November 2006	0.00	0.00	0.00	0.00	0.00

December 2006	0.00	0.00	0.00	0.00	0.00

January 2007	0.00	0.00	0.00	0.00	0.00

February 2007	0.00	0.00	0.00	0.00	0.00

March 2007	0.00	0.00	0.00	0.00	0.00

April 2007	0.00	0.00	0.00	0.00	0.00

May 2007	0.00	0.00	0.00	0.00	0.00

June 2007	0.00	0.00	0.00	0.00	0.00

July 2007	0.00	0.00	0.00	0.00	0.00

August 2007	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) to Call	0.52	0.43	0.36	0.31	0.27

Weighted Average Life (Years) to Maturity	0.52	0.43	0.36	0.31	0.27

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-2 Notes

Distribution Date	0.00%	0.50%	1.00%	1.50%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00

July 2003	100.00	100.00	100.00	100.00	100.00

August 2003	100.00	100.00	100.00	100.00	100.00

September 2003	100.00	100.00	100.00	100.00	100.00

October 2003	100.00	100.00	100.00	100.00	100.00

November 2003	100.00	100.00	100.00	100.00	100.00

December 2003	100.00	100.00	100.00	100.00	100.00

January 2004	100.00	100.00	100.00	100.00	87.21

February 2004	100.00	100.00	100.00	88.92	74.45

March 2004	100.00	100.00	92.90	77.86	61.99

April 2004	100.00	98.75	83.29	67.02	49.84

May 2004	100.00	90.37	73.82	56.39	38.00

June 2004	99.06	82.32	64.73	46.22	26.69

July 2004	91.97	74.32	55.77	36.26	15.67

August 2004	84.85	66.36	46.94	26.51	4.96

September 2004	77.70	58.45	38.24	16.97	0.00

October 2004	70.52	50.59	29.67	7.65	0.00

November 2004	63.31	42.78	21.22	0.00	0.00

December 2004	56.07	35.02	12.91	0.00	0.00

January 2005	49.69	28.09	5.43	0.00	0.00

February 2005	43.31	21.25	0.00	0.00	0.00

March 2005	36.91	14.45	0.00	0.00	0.00

April 2005	30.48	7.69	0.00	0.00	0.00

May 2005	24.03	0.97	0.00	0.00	0.00

June 2005	17.54	0.00	0.00	0.00	0.00

July 2005	11.03	0.00	0.00	0.00	0.00

August 2005	4.50	0.00	0.00	0.00	0.00

September 2005	0.00	0.00	0.00	0.00	0.00

October 2005	0.00	0.00	0.00	0.00	0.00

November 2005	0.00	0.00	0.00	0.00	0.00

December 2005	0.00	0.00	0.00	0.00	0.00

January 2006	0.00	0.00	0.00	0.00	0.00

February 2006	0.00	0.00	0.00	0.00	0.00

March 2006	0.00	0.00	0.00	0.00	0.00

April 2006	0.00	0.00	0.00	0.00	0.00

May 2006	0.00	0.00	0.00	0.00	0.00

June 2006	0.00	0.00	0.00	0.00	0.00

July 2006	0.00	0.00	0.00	0.00	0.00

August 2006	0.00	0.00	0.00	0.00	0.00

September 2006	0.00	0.00	0.00	0.00	0.00

October 2006	0.00	0.00	0.00	0.00	0.00

November 2006	0.00	0.00	0.00	0.00	0.00

December 2006	0.00	0.00	0.00	0.00	0.00

January 2007	0.00	0.00	0.00	0.00	0.00

February 2007	0.00	0.00	0.00	0.00	0.00

March 2007	0.00	0.00	0.00	0.00	0.00

April 2007	0.00	0.00	0.00	0.00	0.00

May 2007	0.00	0.00	0.00	0.00	0.00

June 2007	0.00	0.00	0.00	0.00	0.00

July 2007	0.00	0.00	0.00	0.00	0.00

August 2007	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) to Call	1.61	1.37	1.17	1.00	0.86

Weighted Average Life (Years) to Maturity	1.61	1.37	1.17	1.00	0.86

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-3 Notes

Distribution Date	0.00%	0.50%	1.00%	1.50%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00

July 2003	100.00	100.00	100.00	100.00	100.00

August 2003	100.00	100.00	100.00	100.00	100.00

September 2003	100.00	100.00	100.00	100.00	100.00

October 2003	100.00	100.00	100.00	100.00	100.00

November 2003	100.00	100.00	100.00	100.00	100.00

December 2003	100.00	100.00	100.00	100.00	100.00

January 2004	100.00	100.00	100.00	100.00	100.00

February 2004	100.00	100.00	100.00	100.00	100.00

March 2004	100.00	100.00	100.00	100.00	100.00

April 2004	100.00	100.00	100.00	100.00	100.00

May 2004	100.00	100.00	100.00	100.00	100.00

June 2004	100.00	100.00	100.00	100.00	100.00

July 2004	100.00	100.00	100.00	100.00	100.00

August 2004	100.00	100.00	100.00	100.00	100.00

September 2004	100.00	100.00	100.00	100.00	94.76

October 2004	100.00	100.00	100.00	100.00	85.05

November 2004	100.00	100.00	100.00	98.61	75.64

December 2004	100.00	100.00	100.00	90.07	66.52

January 2005	100.00	100.00	100.00	82.31	58.18

February 2005	100.00	100.00	98.17	74.77	50.11

March 2005	100.00	100.00	91.23	67.41	42.31

April 2005	100.00	100.00	84.40	60.23	34.77

May 2005	100.00	100.00	77.68	53.24	27.50

June 2005	100.00	94.52	71.08	46.44	20.49

July 2005	100.00	88.15	64.59	39.83	13.75

August 2005	100.00	81.81	58.21	33.40	7.28

September 2005	98.01	75.53	51.94	27.17	1.09

October 2005	91.68	69.28	45.80	21.13	0.00

November 2005	85.31	63.08	39.76	15.28	0.00

December 2005	78.93	56.92	33.85	9.62	0.00

January 2006	72.51	50.80	28.05	4.16	0.00

February 2006	66.07	44.73	22.37	0.00	0.00

March 2006	60.40	39.36	17.32	0.00	0.00

April 2006	54.70	34.03	12.38	0.00	0.00

May 2006	48.98	28.74	7.55	0.00	0.00

June 2006	43.24	23.49	2.82	0.00	0.00

July 2006	37.47	18.28	0.00	0.00	0.00

August 2006	31.68	13.11	0.00	0.00	0.00

September 2006	25.86	7.97	0.00	0.00	0.00

October 2006	20.01	2.88	0.00	0.00	0.00

November 2006	14.15	0.00	0.00	0.00	0.00

December 2006	8.25	0.00	0.00	0.00	0.00

January 2007	2.33	0.00	0.00	0.00	0.00

February 2007	0.00	0.00	0.00	0.00	0.00

March 2007	0.00	0.00	0.00	0.00	0.00

April 2007	0.00	0.00	0.00	0.00	0.00

May 2007	0.00	0.00	0.00	0.00	0.00

June 2007	0.00	0.00	0.00	0.00	0.00

July 2007	0.00	0.00	0.00	0.00	0.00

August 2007	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) to Call	2.93	2.64	2.32	2.00	1.71

Weighted Average Life (Years) to Maturity	2.93	2.64	2.32	2.00	1.71

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-4 Notes

Distribution Date	0.00%	0.50%	1.00%	1.50%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00

July 2003	100.00	100.00	100.00	100.00	100.00

August 2003	100.00	100.00	100.00	100.00	100.00

September 2003	100.00	100.00	100.00	100.00	100.00

October 2003	100.00	100.00	100.00	100.00	100.00

November 2003	100.00	100.00	100.00	100.00	100.00

December 2003	100.00	100.00	100.00	100.00	100.00

January 2004	100.00	100.00	100.00	100.00	100.00

February 2004	100.00	100.00	100.00	100.00	100.00

March 2004	100.00	100.00	100.00	100.00	100.00

April 2004	100.00	100.00	100.00	100.00	100.00

May 2004	100.00	100.00	100.00	100.00	100.00

June 2004	100.00	100.00	100.00	100.00	100.00

July 2004	100.00	100.00	100.00	100.00	100.00

August 2004	100.00	100.00	100.00	100.00	100.00

September 2004	100.00	100.00	100.00	100.00	100.00

October 2004	100.00	100.00	100.00	100.00	100.00

November 2004	100.00	100.00	100.00	100.00	100.00

December 2004	100.00	100.00	100.00	100.00	100.00

January 2005	100.00	100.00	100.00	100.00	100.00

February 2005	100.00	100.00	100.00	100.00	100.00

March 2005	100.00	100.00	100.00	100.00	100.00

April 2005	100.00	100.00	100.00	100.00	100.00

May 2005	100.00	100.00	100.00	100.00	100.00

June 2005	100.00	100.00	100.00	100.00	100.00

July 2005	100.00	100.00	100.00	100.00	100.00

August 2005	100.00	100.00	100.00	100.00	100.00

September 2005	100.00	100.00	100.00	100.00	100.00

October 2005	100.00	100.00	100.00	100.00	91.30

November 2005	100.00	100.00	100.00	100.00	81.15

December 2005	100.00	100.00	100.00	100.00	71.48

January 2006	100.00	100.00	100.00	100.00	62.32

February 2006	100.00	100.00	100.00	98.02	53.66

March 2006	100.00	100.00	100.00	89.57	0.00

April 2006	100.00	100.00	100.00	81.43	0.00

May 2006	100.00	100.00	100.00	73.60	0.00

June 2006	100.00	100.00	100.00	66.09	0.00

July 2006	100.00	100.00	96.75	58.89	0.00

August 2006	100.00	100.00	88.63	52.02	0.00

September 2006	100.00	100.00	80.70	0.00	0.00

October 2006	100.00	100.00	72.97	0.00	0.00

November 2006	100.00	96.10	65.43	0.00	0.00

December 2006	100.00	87.09	58.09	0.00	0.00

January 2007	100.00	78.15	50.94	0.00	0.00

February 2007	93.51	69.28	0.00	0.00	0.00

March 2007	83.53	61.07	0.00	0.00	0.00

April 2007	74.85	53.94	0.00	0.00	0.00

May 2007	66.13	0.00	0.00	0.00	0.00

June 2007	57.37	0.00	0.00	0.00	0.00

July 2007	48.58	0.00	0.00	0.00	0.00

August 2007	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) to Call	4.00	3.77	3.49	3.08	2.61

Weighted Average Life (Years) to Maturity	4.09	3.92	3.66	3.26	2.77

THE NOTES

      The following information summarizes material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

      The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuer and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) after we issue the notes. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuer property and certain rights and benefits available to the indenture trustee under the indenture. The Bank of New York will be the “indenture trustee”. You may contact the indenture trustee at 101 Barclay Street, Floor 8 West, New York, New York 10286, or by calling (212) 815-4389.

      All payments required to be made on the notes will be made monthly on each payment date, which will be the 20th day of each month or, if that day is not a business day, then the next business day beginning July 21, 2003.

      The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

      The original outstanding balance, interest rate and final scheduled payment date for each class of the notes offered hereby is set forth on the cover page to this prospectus supplement.

Payments of Interest

      Interest on the unpaid outstanding balance of each class of Class A notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be paid monthly on each payment date. The Class B notes are non-interest bearing notes. Interest will accrue during each interest period at the applicable interest rate from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest period) to but excluding the following payment date.

      Interest will accrue and will be calculated on the various classes of Class A notes as follows:

•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest Accrues. Interest will accrue on the outstanding principal amount of each class of Class A notes as of the close of business on the prior payment date, or in the case of the first payment date, the closing date. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

      Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

Payments of Principal

      On each payment date, except as described below, the Principal Distribution Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

•	fifth, to the Class B notes, until the Class B notes are paid in full.

      At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the outstanding balance of each class of Class A notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all notes have been paid in full. No payments will be made on the Class B notes until all principal and interest on the Class A notes are paid in full.

      To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, July 20, 2004;

•	for the Class A-2 notes, December 20, 2005;

•	for the Class A-3 notes, May 21, 2007;

•	for the Class A-4 notes, January 20, 2010; and

•	for the Class B notes, January 20, 2010.

      The remaining outstanding balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an event of default under the indenture.

Optional Redemption

      If the servicer exercises its option to exercise a clean-up call and to purchase the receivables and the other issuer property on any payment date when (either before or after giving effect to any payment of principal required to be made on that payment date) the then-outstanding net pool balance on that payment date is less than or equal to 10% of the initial net pool balance, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer exercises this option. The redemption price for each class of notes will be equal to the then-outstanding principal amount of that class, plus accrued and unpaid interest thereon at the applicable interest rate.

      It is expected that at the time this redemption option becomes available to the servicer, only the Class A-4 notes and Class B notes will be outstanding.

Delivery of Notes

      The offered notes will be issued in the minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company against payment in immediately available funds. The Class B notes will be offered in definitive form only.

DESCRIPTION OF THE PURCHASE AGREEMENT, THE SALE AND
SERVICING AGREEMENT AND THE INDENTURE

      The following information summarizes material provisions of the “purchase agreement” entered into between VW Credit and the seller, the “sale and servicing agreement” entered into among the seller, the servicer, the issuer and the indenture trustee and the “indenture” entered into between the issuer and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “Description of the Transaction Agreements”, to which reference is hereby made. We sometimes refer to these agreements collectively as the “transfer agreements”.

Sale and Assignment of Receivables

      The receivables will be transferred and assigned by VW Credit to the seller pursuant to the purchase agreement, sold and assigned by the seller to the issuer pursuant to the sale and servicing agreement and pledged by the issuer to the indenture trustee pursuant to the indenture. We will file a copy of the actual transfer agreements with the SEC after we issue the notes. This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.

Collection and Other Servicing Procedures

      The servicer will be VW Credit. So long as VW Credit is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivables as the issuer’s agent. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

Collection Periods

      The servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cutoff. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be a fiscal month of the servicer rather than a calendar month. It is expected that there generally will be a greater amount of collections received and paid in the aggregate to investors on a payment date relating to a five week collection period then a payment date relating to a four week collection period.

Accounts

      The issuer will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

Deposits to the Collection Account

      Under the sale and servicing agreement, unless the monthly remittance condition described below is not satisfied, VW Credit as servicer will remit collections it receives on the receivables to the collection account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the collection account within two business days after receipt. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s, (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen of America or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen AG) and (z) VW Credit remains a direct or indirect wholly owned subsidiary of Volkswagen AG. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

      On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.

Advances

      On each payment date, the servicer will deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses first through fourth of the payment waterfall described below and (2) the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related collection period (an “advance”).

      However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that advance is not likely to be repaid from future cash flows from the receivables. No advances will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of payments on the receivables, rather than guarantee or insure against losses. Accordingly, all advances will be reimburseable to the servicer, without interest, from collections on the receivables pool prior to any distributions on the notes. See “— Priority of Payments”.

Priority of Payments

      On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding that payment date — including funds, if any, deposited into the collection account from the reserve account — in the following order of priority (which we sometimes refer to as the “payment waterfall”):

      (1) first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

      (2) second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

      (3) third, to the holders of the Class A notes, the sum of (a) the aggregate amount of interest accrued for the related interest period on each of the Class A notes at their respective interest rates on the principal outstanding as of the preceding payment date or closing date, as the case may be, after giving effect to all payments of principal to the holders of Class A notes on or prior to that preceding payment date; and (b) the excess, if any, of the amount of interest payable to the holders of Class A notes on the preceding payment date over the amount in respect of interest that is actually paid to the holders of Class A notes on or prior to that preceding payment date, plus interest on any such shortfall at their respective interest rates (to the extent permitted by law);

      (4) fourth, to the principal distribution account for distribution to the holders of the notes, the Principal Distribution Amount for that payment date;

      (5) fifth, to the reserve account, any additional amounts required to increase the amount in the reserve account up to the specified reserve account balance;

      (6) sixth, to the owner trustee and the indenture trustee, fees and expenses (including indemnification amounts) permitted under the trust agreement and the indenture, as applicable, which have not been previously paid; and

      (7) seventh, to or at the direction of the holder of the equity certificate, any funds remaining.

      If the sum of the amounts required to be distributed pursuant to clauses first through fourth above exceeds the sum of Available Funds and servicer advances for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Reserve Account

      The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that amounts on deposit in the reserve account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

      The reserve account will be funded by a deposit on the closing date in the amount equal to $6,568,663.83, which is approximately 0.50% of the adjusted pool balance of the receivables as of the cut-off date.

      As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the specified reserve account balance. On each payment date, the issuer will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the reserve account to equal the specified reserve account balance to the extent set forth above under “— Priority of Payments” above. The “specified reserve account balance” is, on any payment date, the lesser of (a) $9,852,995.74 (which is approximately 0.75% of the initial adjusted pool balance) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.

      Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the servicer in permitted investments. Permitted investments are limited to obligations or securities that mature on or before the next payment date.

      The amount on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fourth under “— Priority of Payments” above.

      If the amount on deposit in the reserve account on any payment date, after giving effect to all deposits to the reserve account and withdrawals from the reserve account on that payment date, is greater than the specified reserve account balance for that payment date, the indenture trustee will deposit the amount of the excess into the collection account and the excess will constitute Available Funds for that payment date.

      In addition, on any payment date, if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fourth under “— Priority of Payments” above would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

Yield Supplement Overcollateralization Amount

      On the closing date, the net pool balance will exceed the initial principal amount of the notes by $20,681,728, which is approximately 1.55% of the net pool balance of the receivables as of the cut-off date. The yield supplement overcollateralization amount is intended to compensate for the low APRs on some of the receivables.

      With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Yield Supplement
Payment Date	Overcollateralization Amount

Closing Date	$20,681,728
July 2003	$19,878,640
August 2003	$19,094,864
September 2003	$18,330,500
October 2003	$17,585,647
November 2003	$16,860,396
December 2003	$16,154,839
January 2004	$15,469,024
February 2004	$14,802,920
March 2004	$14,156,502
April 2004	$13,529,776
May 2004	$12,922,782
June 2004	$12,335,300
July 2004	$11,766,604
August 2004	$11,215,746
September 2004	$10,681,557
October 2004	$10,163,263
November 2004	$9,660,461
December 2004	$9,173,017
January 2005	$8,700,771
February 2005	$8,243,434
March 2005	$7,800,571
April 2005	$7,371,612
May 2005	$6,956,131
June 2005	$6,553,912
July 2005	$6,164,756
August 2005	$5,788,675
September 2005	$5,425,666
October 2005	$5,075,713
November 2005	$4,738,813
December 2005	$4,414,931
January 2006	$4,103,970
February 2006	$3,805,743
March 2006	$3,519,993
April 2006	$3,246,408
May 2006	$2,984,673
June 2006	$2,734,307
July 2006	$2,494,954

Yield Supplement
Payment Date	Overcollateralization Amount

August 2006	$2,266,664
September 2006	$2,049,484
October 2006	$1,843,393
November 2006	$1,648,415
December 2006	$1,464,573
January 2007	$1,291,876
February 2007	$1,130,350
March 2007	$979,998
April 2007	$840,809
May 2007	$712,673
June 2007	$595,317
July 2007	$488,497
August 2007	$392,264
September 2007	$306,667
October 2007	$231,744
November 2007	$167,517
December 2007	$113,949
January 2008	$70,958
February 2008	$38,442
March 2008	$16,194
April 2008	$3,946

      The yield supplement overcollateralization amount has been calculated for each payment date as the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and 4.00%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Servicing Compensation and Expenses

      The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from the cut-off date to the last day of the first collection period over 360), (2) 1.00% per annum and (3) the net pool balance of the receivables as of the first day of the related collection period (or, in the case of the first payment date, as of the cut-off date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses incurred by it in connection with its servicing activities and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

      Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the Class A-4 notes or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law, then the servicer will be required to purchase that receivable from the issuer.

Servicer Replacement Events

      The following events constitute “servicer replacement events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

Removal or Replacement of the Servicer

      If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of noteholders holding 66 2/3% of the outstanding principal amount of the controlling class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. (“Controlling class” will mean the Class A notes, voting together as a single class, so long as the Class A notes are outstanding, and thereafter the Class B notes, so long as the Class B notes are outstanding.) The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuer, the administrator, each rating agency and the noteholders.

      The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except under limited circumstances in connection with a consolidation or merger or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuer and the indenture trustee for those duties as if the servicer alone were performing those duties.

      Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

      Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

      The holders of a majority of the aggregate outstanding principal amount of the controlling class may waive any servicer replacement event.

Events of Default

      The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and that default continues for a period of five days;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes;

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

      The amount of interest and principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments. Thus, the failure to pay interest or principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

      Upon the occurrence and continuation of any event of default, the indenture trustee or the holders of a majority of the aggregate outstanding principal amount of the controlling class may declare the notes to be immediately due and payable.

      If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuer property, exercise remedies as a secured party or sell the receivables and the other issuer property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuer property or may elect to have the issuer maintain possession of the receivables and the other issuer property and apply collections as received. However, the indenture trustee is prohibited from selling the receivables and the other issuer property following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal amount of the controlling class consent to a sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the controlling class.

      In addition, if the event of default does not relate to a payment default or insolvency of the issuer, the indenture trustee is prohibited from selling the receivables and the other issuer property unless the holders of all outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

      If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses, disbursements, advances and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal amount of the controlling class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal amount of the controlling class may, in certain cases, waive any event of default, except a default in payment of or interest on any of the notes in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes or arising from an insolvency of the issuer.

Priority of Payments May Change Upon an Event of Default

      Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made in the following order of priority:

•	to the owner trustee and the indenture trustee, fees and expenses (including indemnification amounts) permitted under the trust agreement and the indenture, provided, that the amounts payable pursuant to this clause will be limited to $100,000 per annum in the aggregate;

•	to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

•	to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	interest on the Class A notes, ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full; and

•	to the principal amount of the Class B notes until such principal amount is paid in full.

      Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuer will continue to pay interest and principal on the notes on each payment date in the manner set forth in “Description of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture — Priority of Payments”, until a liquidation, if any, of the receivables and the other issuer property.

Amendment Provisions

      Each of the transaction documents (excluding the indenture) generally may be amended without the consent of the noteholders if that amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interest of the noteholders. Any amendment to the transaction documents (excluding the indenture) also may be made with the consent of the noteholders holding not less than a majority of the aggregate outstanding amount of the notes, voting as a single class; provided, that the sale and servicing agreement may not be amended if that amendment would (i) reduce the interest rate or principal amount of any note, change the timing of distributions on any note or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment. Notwithstanding the foregoing amendment provisions, each transaction document may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the seller, the servicer or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, provided that the Rating Agency Condition has been satisfied. See “Description of the Indenture — Modification of Indenture” in the accompanying prospectus for information regarding amendments to the indenture.

LEGAL INVESTMENT

      The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Mayer, Brown, Rowe & Maw is of the opinion that:

•	based on the terms of the Class A notes and the transactions relating to the receivables as set forth herein, the Class A notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related, for federal income tax purposes, the issuer will be a Tax Non-Entity and will not be classified as an association or a publicly traded partnership taxable as a corporation.

      See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

      The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Class A notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “benefit plan”). Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Class A notes constitute debt for local law purposes, the seller believes that, at the time of their issuance, the Class A notes should not be treated as an equity interest in the issuer for purposes of the regulation. This determination is based in part upon the traditional debt features of the Class A notes, including the reasonable expectation of purchasers of Class A notes that the Class A notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Class A notes for ERISA purposes could change if the issuer incurs losses.

      However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originators, the servicer, the underwriters, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. By acquiring a note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the notes with the assets of a benefit plan; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

      Under the terms and subject to the conditions contained in the underwriting agreement relating to the Class A notes, the underwriters named below have severally but not jointly agreed to purchase the principal amount of the Class A notes set forth opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Total

Banc One Capital Markets, Inc.	$78,750,000	$92,500,000	$96,250,000	$53,543,250	$321,043,250
Morgan Stanley & Co. Incorporated	$78,750,000	$92,500,000	$96,250,000	$53,543,250	$321,043,250
ABN AMRO Incorporated	$39,375,000	$45,250,000	$48,125,000	$26,771,625	$160,521,625
Barclays Capital Inc	$39,375,000	$46,250,000	$48,125,000	$26,771,625	$160,521,625
SG Cowen Securities Corporation	$39,375,000	$46,250,000	$48,125,000	$26,771,625	$160,521,625
The Williams Capital Group, L.P.	$39,375,000	$46,250,000	$48,125,000	$26,771,625	$160,521,625

Total	$315,000,000	$370,000,000	$385,000,000	$214,173,000	$1,284,173,000

      The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the Class A notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated. The underwriters are not purchasing the Class B notes.

      The seller has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

	Selling	Reallowance
Class	Concession	Discount

Class A-1 Notes	0.060%	0.030%
Class A-2 Notes	0.090%	0.045%
Class A-3 Notes	0.096%	0.048%
Class A-4 Notes	0.123%	0.062%

      After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

      There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of Class A notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

      VW Credit has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereby.

      Each underwriter has represented and agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the notes will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”) and the Financial Services and Markets Act 2000 (the “FSMA”);

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

      Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

•	stabilizing transactions, which permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum; and

•	syndicate covering transactions, which involve purchases of the notes in the open market after the distribution has been completed to cover syndicate short positions.

      Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that the underwriters will engage in any of those transactions nor that those transactions, once commenced, will not be discontinued without notice.

      It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the Commission under the Exchange Act of 1934 generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle five business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

      Certain of the underwriters and their affiliates engage in transactions with and perform services for VW Credit and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with VW Credit and its affiliates.

FORWARD-LOOKING STATEMENTS

      This prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of VW Credit or the seller. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The seller has no obligation to update or revise any forward-looking statement.

LEGAL OPINIONS

      Certain legal matters relating to the notes will be passed upon for the servicer and the seller by Allen L. Strang, Esq., Assistant General Counsel to VW Credit. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer, the seller and the underwriters by Mayer, Brown, Rowe & Maw. Mayer, Brown, Rowe & Maw has from time to time represented VW Credit and its affiliates in other transactions.

GLOSSARY

      “Adjusted Pool Balance” means, as of any payment date, an amount equal to (a) the net pool balance at the end of the collection period preceding that payment date (or, in the case of the first payment date, the net pool balance as of the cut-off date) minus (b) the yield supplement overcollateralization amount for that payment date.

      “Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during that collection period, (ii) the sum of the repurchase prices with respect to each receivable that will be purchased by the seller or the servicer on that payment date and (iii) the excess, if any, of the amount of immediately available funds in the reserve account on that payment date (after giving effect to all deposits to and withdrawals from the reserve account on that payment date) over (b) the specified reserve account balance with respect to that payment date.

      “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Michigan or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

      “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

      “Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable; provided, however, that the term Collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on that payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract.

      “Controlling Class” means, with respect to any notes outstanding, the Class A notes, voting together as a single class, so long as the Class A notes are outstanding, and thereafter the Class B notes, so long as the Class B notes are outstanding.

      “Cut-off Date” means May 31, 2003.

      “Defaulted Receivable” means, with respect to any collection period, any receivable (a) on which any payment is past due 90 or more days or (b) for which the related vehicle has been repossessed, whichever occurs first. The principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

      “Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by VW Credit, the seller or the servicer will not constitute Liquidation Proceeds.

      “Net Pool Balance” means, as of any date, the aggregate outstanding principal balance of the receivables (other than Defaulted Receivables) of the issuer at that date.

      “Outstanding Principal Balance” means, with respect to any receivable as of any date, the outstanding principal balance of that receivable calculated in accordance with the servicer’s customary servicing practices.

      “Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from Moody’s and “AAA m” or “AAAm-g” from Standard & Poor’s or (b) which are otherwise acceptable to each rating agency, as evidenced by a letter from that rating agency to the issuer or the indenture trustee, (iv) commercial paper (including commercial paper of any affiliate of the seller, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least “A-1+” (or the equivalent) by Standard & Poor’s and at least “P-1” (or the equivalent) by Moody’s or (e) such other investments acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuer or the indenture trustee.

      “Principal Distribution Account” means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions to the noteholders will be made.

      “Principal Distribution Amount” means, with respect to any payment date, an amount, not less than zero, equal to the excess, if any, of (a) the sum of the outstanding balance of all the notes as of the preceding payment date, after giving effect to any principal payments made on the notes on that preceding payment date, (or, in the case of the initial payment date, as of the closing date), over (b) the Adjusted Pool Balance for that payment date; provided, however, that the Principal Distribution Amount will not exceed the sum of the outstanding balance of all of the notes on that payment date; and provided further that the Principal Distribution Amount on and after the final scheduled payment date of a class of notes will not be less than the amount that is necessary to reduce to zero the outstanding balance of that class of notes and all other classes of notes maturing on or before that date.

      “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

      “Reserve Account” means the account established in the name of the indenture trustee for the benefit of the noteholders into which the servicer will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents, will make the other deposits and withdrawals specified in this prospectus supplement.

      “Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

      “Specified Reserve Account Balance” means, for any payment date, the lesser of $9,852,995.74 and the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.

      “Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

      “Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the seller, and the seller and the servicer agree to treat the trust or limited liability company as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

INDEX OF PRINCIPAL TERMS

ABS	S-19
ABS Tables	S-19
adjusted pool balance	S-3, S-42
administrator	S-1, S-10
advance	S-28
Available Funds	S-42
benefit plan	S-38
Business Day	S-42
closing date	S-1
Code	S-38
Collection Account	S-42
collection period	S-28
Collections	S-42
Controlling Class	S-34, S-42
cut-off date	S-3, S-42
Defaulted Receivable	S-42
equity certificates	S-1
ERISA	S-38
event of default	S-34
excess interest	S-4
final scheduled payment date	S-26
financed vehicles	S-3
FSMA	S-40
indenture	S-27
indenture trustee	S-1, S-11, S-25
Investment Company Act	S-37
issuer	S-1
issuer property	S-3, S-11
Liquidation Proceeds	S-42
monthly remittance condition	S-28
Moody’s	S-5
motor vehicle receivables	S-3
net pool balance	S-2, S-43
noteholders	S-26
obligors	S-3
originators	S-1, S-11
Outstanding Principal Balance	S-43
owner trustee	S-1, S-11
payment date	S-2
payment default	S-35
payment waterfall	S-29
Permitted Investments	S-43
Principal Distribution Account	S-43
Principal Distribution Amount	S-43
PTCE	S-38
purchase agreement	S-27
Rating Agency Condition	S-43
receivable pool	S-3
receivables	S-3
record date	S-2, S-25
regulation	S-38
Regulations	S-40
Reserve Account	S-43
sale and servicing agreement	S-27
SEC	S-25
Securities Act	S-39
seller	S-1, S-16
servicer	S-1, S-16
servicer replacement events	S-33
servicing fee	S-32
Simple Interest Receivable	S-44
specified reserve account balance	S-4, S-30, S-44
Standard & Poor’s	S-5
statistical cut-off date	S-3
Supplemental Servicing Fees	S-44
Tax Non-Entity	S-44
transfer agreements	S-27
Volkswagen AG	S-16
Volkswagen of America	S-16
VW Bank	S-1, S-11
VW Credit	S-1, S-10
weighted average life	S-20
Yield Supplement Overcollateralization Amount	S-31

Prospectus

ASSET-BACKED SECURITIES

VOLKSWAGEN PUBLIC AUTO LOAN SECURITIZATION, LLC

          You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

          The notes and the certificates will represent obligations of, or interests in, the related issuer only and are not guaranteed by any person including Volkswagen Public Auto Loan Securitization, LLC, VW Credit, Inc. or any of their respective affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

          This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuer.

          The issuers may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

•	motor vehicle retail installment sale contracts or installment loans secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuer; and

•	any credit enhancement issued in favor of the issuer.

          The securities:

•	will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the issuer that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuer that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2003

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments on the securities;

•	the receivables underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

      Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

      We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

      To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

ii

RISK FACTORS

      An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuer’s assets, which may not be sufficient to make full payments on your securities.	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuer. Your notes will not represent an interest in or obligation of us, the Originators or any other person. We, the Originators or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount of and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer.	To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.	Upon the origination of a receivable, each Originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, each Originator will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. Finally, the issuer will pledge its interest in the financed vehicles to the trustee for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. Each Originator may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of that Originator or an affiliate, as applicable, in the financed vehicle. The servicer or an Originator may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The related Originator may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the related Originator fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables— Consumer Protection Law” in this prospectus.

Bankruptcy of the seller or an Originator could result in delays in payments or losses on your securities.	The Originators intend that each sale of receivables to the seller will be a valid transfer and assignment of the receivables to the seller. The seller intends that its sale of the receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer. If an Originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or that Originator (or the seller itself) were to take the position that the sale of receivables by that Originator to the seller or by the seller to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the seller or that Originator, then delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses in the securities. If the transfer of receivables by an Originator to the seller or by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of that Originator or the seller, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of any Originator’s or the seller’s bankruptcy estate, as applicable, and would not be available to the seller’s or Originators’, as applicable, creditors.

The Originators, the servicer and the seller have limited obligations to the issuer and will not make payments on the securities.	The Originators, the servicer, the seller and their affiliates are not obligated to make any payments to you on your securities. The Originators, the servicer, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, the Originators will and the seller may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an Originator with respect to a receivable is untrue, or if that Originator breaches a covenant with respect to a receivable, then that Originator may be required to repurchase that receivable. If that Originator fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “Description of the Transaction Agreements— Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.	The issuer could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any Originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables— Security Interests in the Financed Vehicles” in this prospectus.

The servicer’s commingling of funds with its own funds could result in a loss.	VW Credit, as the servicer, is generally expected to be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each Collection Period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions of payments on receivables could increase the average life of the securities.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. Any of these extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions on the receivables. However, the servicer may be required to purchase a receivable from the issuer if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Soldiers’ and Sailors’ Civil Relief Act may lead to delays in payment or losses on your securities.	In some circumstances, the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and in certain circumstances after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables— Soldiers’ and Sailors’ Civil Relief Act of 1940” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.	Unless otherwise specified in the applicable prospectus supplement, each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of any series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for a series are issued, holders of the securities will not be recognized by the issuer or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until definitive securities are issued, holders of the securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “Description of the Securities— Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you.	We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the securities. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

DESCRIPTION OF THE ISSUERS

      With respect to each series of securities, the seller, Volkswagen Public Auto Loan Securitization, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the applicable prospectus supplement for that issuer. The seller will sell and assign the receivables and other specified Issuer Property to the issuer in exchange for the securities of that issuer.

      The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuer.

      To the extent specified in the applicable prospectus supplement, the property of each issuer may include:

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Defaulted Receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuer under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

      To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities.

      If so provided in the applicable prospectus supplement, the property of an issuer may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from Originators during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be Issuer Property of the issuer.

      Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the Issuer Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.

DESCRIPTION OF THE OWNER TRUSTEE

      The owner trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator and the seller, acting jointly, will be obligated to appoint a successor owner trustee. The seller or the administrator of each issuer may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement; or

•	the owner trustee becomes insolvent.

      In either of these circumstances, the seller and the administrator, acting jointly, must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

      The principal offices of each issuer and the related owner trustee will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE RECEIVABLES

The Receivables

      The receivables consist of motor vehicle retail installment sale contracts and/or installment loans. These contracts and loans are secured by a combination of new and used automobiles, light-duty trucks or other types of motor vehicles. The receivables to be transferred to any issuer have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

      The receivables to be purchased by each issuer, also known as the “receivables pool”, will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made within 72 months of the date of origination of the applicable receivable;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

      The seller will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method, the Simple Interest Method or another method as specified in the applicable prospectus supplement.

      Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate and, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

      Each of the receivables included in the Issuer Property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

      “Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.

      “Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater — or smaller — number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate, as is described in the following paragraph.

      “Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

      “Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid outstanding principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

ORIGINATION AND SERVICING PROCEDURES

      The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer. The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

      VW Credit was incorporated in Delaware in April 1981 and is a wholly owned indirect subsidiary of Volkswagen of America, Inc. (“Volkswagen of America”). Volkswagen of America is an indirect wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing and retail auto loan and lease financing.

      The principal offices of VW Credit are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326. Its telephone number is (248) 754-5000.

Underwriting Procedures

      VW Credit’s underwriting standards emphasize the prospective obligor’s ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be financed. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois and Portland, Oregon.

      Each applicant for a retail installment sale contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal information.

      VW Credit’s credit decision is influenced by, among other things, the applicant’s credit scores as obtained from VW Credit’s own statistically derived empirical credit scoring process (the “proprietary score”) and as obtained from a third party credit bureau (the “credit bureau score”). VW Credit uses a two-dimensional credit score matrix based on the proprietary score and the credit bureau score. The proprietary scoring process was developed for VW Credit by Fair, Isaac and Company, Inc. based on VW Credit’s specific application, origination and loan and lease performance information. The credit scoring process takes into account information about the applicant, including various debt ratios and other personal information.

      VW Credit makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers. To improve overall underwriting efficiency, a portion of VW Credit’s applications are automatically approved or rejected based on an algorithm which takes into consideration the applicant’s credit scores, time reported in credit bureau, loan to value, prior bankruptcies and other related information.

Servicing and Collections

      VW Credit will be hired by the issuer to act as servicer, unless some other servicer is specified in the applicable prospectus supplement. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or specific duties to sub-contractors who are in the business of performing such duties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

      The servicer, for the benefit of the issuer, will be required to manage, service, administer and make collections on the receivables in accordance with its customary practices, using the degree of skill and attention that the servicer exercises with respect to all comparable retail motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The applicable prospectus supplement may include a description of more specific servicing requirements than the general and broad requirements set forth above.

Collection and Repossession Procedures

      There are two primary methods for obligors to make monthly loan payments. Most obligors mail their payments to a lockbox. Some obligors use VW Credit’s automated payment option, under which the obligor authorizes VW Credit to debit the obligor’s bank account each month in the amount of the monthly payment.

      VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the installment contract. VW Credit considers a payment to be past due or delinquent when a purchaser fails to make at least 75% of a scheduled payment by the related due date. If a loan is between 5 and 20 days delinquent, VW Credit generally mails a notice to the purchaser and/or initiates telephone contact requesting payment. VW Credit improves its collection efficiency through the use of technology such as automatic dialing, predictive dialing and behavioral scoring of loan accounts. If the delinquent loan cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a loan contract on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the loan contract and (2) the month in which the loan contract reaches its 120th day of delinquency if the loan has been assigned to a repossession agent for 60 days. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables — Deficiency Judgments and Excess Proceeds” in this prospectus.

      VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Committee.

Extensions

      On occasion, VW Credit may extend the term of a retail installment sales contract if (1) the purchaser requests an extension, (2) after the extension is granted, the purchaser will not be in default on any of its obligations under the contract (however, the purchaser may have been delinquent in its monthly payments before the extension is granted) and (3) the purchaser agrees to continue to make monthly payments.

Insurance

      Each retail installment sale contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the purchaser has physical damage insurance which meets the requirements of the installment contract at the inception of the loan. The amount of insurance required by the loan contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name VW Credit as loss payee with respect to physical damage. VW Credit currently monitors the ongoing status of insurance and attempts to cause the purchaser to reinstate insurance in the event the purchaser has allowed the policy to lapse; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the installment contract or that VW Credit will continue to monitor insurance while the notes remain outstanding. VW Credit does not “force place” insurance.

      VW Credit does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the loan on behalf of purchasers in the event of disability or death. To the extent that the purchaser obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related loan to the extent that the purchaser’s beneficiary chooses to do so.

PREFUNDING ARRANGEMENT

      To the extent provided in the applicable prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a prefunding arrangement which will be limited to a period not to exceed twelve months. Under the prefunding arrangement, the related issuer commits to purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued. With respect to a series of securities, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related sale and servicing agreement, including all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is used in connection with the issuance of a series of securities, an account, known as the prefunding account, will be established in the name of the indenture trustee for the benefit of the securityholders. A portion of the net proceeds received from the sale of the securities will be deposited into the prefunding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to the applicable Originator for the subsequent receivables will be released from the prefunding account and paid to the seller. If funds remain in the prefunding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Information regarding the subsequent receivables will be included under Item 5 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with respect to each addition of subsequent receivables.

      The use of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the receivables by the seller and the Originators and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

      Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the Issuer Property may vary from those of the receivables initially transferred to the issuer.

MATURITY AND PREPAYMENT CONSIDERATIONS

      The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle retail installment sale contracts and/or installment loans included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the servicer or the seller, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the Issuer Property of the issuer when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the level specified in the applicable prospectus supplement. See “Description of the Transaction Agreements — Termination” in this prospectus.

      The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

      The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

      For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

      For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a six-digit decimal equal to (1) the sum of the Net Pool Balance and any subsequent receivables added to the Issuer Property as of the end of the preceding Collection Period divided by (2) the sum of the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance. The amount of a securityholder’s pro rata share of the Net Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

      For transactions in which the servicer will compute a Note Factor, the Note Factor will be a six-digit decimal indicating the outstanding balance of the notes or a class of notes, as applicable, at the end of the month as a fraction of the original balance of the notes or a class of notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding balance of the notes or a class of notes, as applicable. The amount of a securityholder’s pro rata share of the outstanding balance of the notes or a class of notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder’s security by the Note Factor for that month.

      With respect to each issuer, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the securities are issued in book-entry form, then the Depository Trust Company (“DTC”) (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “Description of the Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

      The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from the applicable Originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a prefunding account or a reserve account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds and may be dividended to VW Credit, as the sole equity member of the seller.

DESCRIPTION OF THE SELLER

      The seller, Volkswagen Public Auto Loan Securitization, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company under the laws of the State of Delaware on February 27, 2003. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the seller are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326 and the telephone number is (248) 754-5000.

DESCRIPTION OF THE SECURITIES

      A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “— The Notes” and “— The Certificates” in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other transaction documents and the applicable prospectus supplement.

The Notes

      With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

      Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See “Description of the Securities — Definitive Securities” in this prospectus.

      The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

      Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a prefunding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

      Further, if the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transaction Agreements — Termination” in this prospectus, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

      To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

      If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

      With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

      If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of that issuance to make principal payments with respect to other classes of securities of that series.

The Certificates

      If the issuer is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

      Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the applicable prospectus supplement.

      The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

      Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining the interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of that series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

      Further, if the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transaction Agreements — Termination” in this prospectus, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.

      With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to that series.

      If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Ratings of the Securities

      It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

      If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in the applicable prospectus supplement (the “revolving period”). Unless otherwise permitted by the SEC or applicable law, the revolving period may not be longer than one year from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:

•	used by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “Description of the Receivables — The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

      An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

      Each issuer which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by that issuer. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Series of Securities

      Each issuer will issue only one series of securities; however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

      Unless specified otherwise in the applicable prospectus supplement, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

      The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investor through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement. All securities in book-entry form will be held by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in those securities will be represented through Financial Institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

      Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and Clearstream or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

      The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

      Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser, or “beneficial owner”, of each security is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued. See “—Definitive Securities” in this prospectus.

      To facilitate subsequent transfers, all securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

      Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Redemption proceeds and payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of the payments to DTC participants will be the responsibility of DTC and disbursements of the payments to the beneficial owners will be the responsibility of participants.

      Clearstream Banking, Luxembourg. Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

      Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other Financial Institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are Foreign Persons. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

      Unless otherwise specified in the applicable prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the indenture trustee or the administrator are unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the owner trustee or the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the owner trustee or the indenture trustee will reissue the securities in definitive registered form, and thereafter the owner trustee or the indenture trustee, as specified in the applicable prospectus supplement, will recognize the holders of the definitive registered securities as securityholders.

      Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

      Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Securityholder Lists

      If definitive securities are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the securities, the issuer will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuer of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

      Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

      Unless otherwise specified in the applicable prospectus supplement, with respect to each series of securities, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each securityholder a statement setting forth for that payment date and the related Collection Period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any credit enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the aggregate servicing fee paid to the servicer with respect to that Collection Period;

•	the amount of collections on the receivables for that Collection Period;

•	the amount of funds available for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the Pool Factor and/or the Note Factor;

•	the Net Pool Balance and/or the note balance; and

•	the amount remaining of any credit enhancement.

      Unless definitive securities are issued, DTC (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

      Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by applicable law, the owner trustee or indenture trustee will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” pursuant to which the seller will purchase receivables from the applicable Originator (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement”, pursuant to which an issuer will purchase receivables from the seller and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement”, if any, pursuant to which an Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

      Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable receivables sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Sale of the Receivables

      Sale by the Originators. Prior to the issuance of a series of securities by the related issuer, pursuant to the relevant transfer agreement, an Originator specified in the applicable prospectus supplement will sell and assign to the seller, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

      Sale by the Seller. Prior to the issuance of a series of securities by the related issuer, the seller will sell and assign to that issuer, without recourse, pursuant to the relevant sale and servicing agreement, the seller’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuer will, concurrently with the sale and assignment of the receivables to the issuer, execute, authenticate and deliver the certificates and/or notes representing the related securities.

      Representations and Warranties of the Originators. Pursuant to each transfer agreement, the applicable Originator will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreements to the issuer and owner trustee or the indenture trustee, as applicable, for the benefit of holders of securities, that each receivable sold and assigned to the seller under that transfer agreement:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made within 72 months of the date of origination of the applicable receivable;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

      To the extent specified in the prospectus supplement for any series, the applicable Originator may be required to repurchase any receivable to the extent that receivable does not satisfy the eligibility criteria set forth in the relevant transfer agreement if that failure materially and adversely affects the interests of the securityholders or any other specified party. This repurchase obligation will constitute the sole remedy available to the securityholders or any trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Permitted Investments

      With respect to each issuer, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related securityholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. Permitted Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Permitted Investments made with respect to the collection account will generally mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

      The collection account and any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

      Unless otherwise specified in the applicable prospectus supplement, each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any Collection Period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the collection account within two business days after receipt. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s, (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen of America or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen AG) and (z) VW Credit remains a direct or indirect wholly owned subsidiary of Volkswagen AG. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Securities

      With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders and the certificateholders of that series, as specified in the prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

      With respect to each issuer, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

      The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”), unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

      The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Servicer Reports

      The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “Description of the Securities — Statements to Securityholders” in this prospectus, as described in the transaction documents for a series and the related prospectus supplement.

Purchase of Receivables by the Servicer

      To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders or any other party.

Servicing Fee

      The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Advances

      If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related Collection Period. However, to the extent set forth in the applicable prospectus supplement, the servicer may not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Evidence as to Compliance

      The sale and servicing agreements will provide that a firm of nationally recognized independent public accountants will annually furnish to the issuer, indenture trustee, each rating agency rating the applicable series and, if applicable, the related credit enhancement provider with a report. The report will state that the accounting firm examined the servicer’s financial statements in accordance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, as applicable, and either that no exceptions or errors were found in the servicer’s servicing records relating to the motor vehicle receivables serviced for others or that exceptions or errors were found, and that such report details the exceptions and errors.

      In addition to the annual report of the independent accounting firm, each sale and servicing agreement will provide for the delivery to each of the issuer, the rating agencies, the indenture trustee and, if applicable, the related credit enhancement provider of an annual certificate, signed by an officer of the servicer, stating that the servicer has performed in all material respects its obligations under that sale and servicing agreement throughout the year. If there has been a material default in the servicer’s performance of any obligation under the applicable sale and servicing agreement during that year, the report will describe the nature and status of that default.

Material Matters Regarding the Servicer

      The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

      Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

      Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the securityholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

      Unless otherwise specified in the applicable prospectus supplement, a servicer replacement event under any sale and servicing agreement may include any of the following:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement);

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the securityholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or securityholders evidencing a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement);

•	any representation or warranty of the servicer made in the sale and servicing agreement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the securityholders, and that failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or securityholders evidencing a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

      Notwithstanding the foregoing, unless otherwise specified in the applicable prospectus supplement, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute a servicer default if that failure or delay or failure was caused by force majeure or other similar occurrence.

      Each applicable prospectus supplement may set forth servicer replacement events that are in addition to or different from the servicer replacement events set forth above.

      Upon the occurrence of any servicer replacement event, the sole remedy available to the related issuer and securityholders will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, the servicer or its trustee-in-bankruptcy might have the power to prevent that removal.

Rights Upon Default by the Servicer

      Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

      Each of the transaction documents (other than each indenture) may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Termination

      To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any payment date as of which the related Net Pool Balance, either before or after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the initial Net Pool Balance specified in the applicable prospectus supplement at a price equal to the outstanding principal amount of the securities plus accrued and unpaid interest thereon at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

      As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series.

The Owner Trustee and the Indenture Trustee

      Each of the owner trustee and the indenture trustee, if applicable for any series of securities will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of securities, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Unless specified otherwise in the applicable prospectus supplement, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to securityholders in the amounts specified in reports provided by the servicer.

      Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

      Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.

      The Originators, the servicer and the seller may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

      The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuer under the indenture or trust agreement, as applicable, and the other transaction documents.

DESCRIPTION OF THE INDENTURE

      The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

      The issuer and the indenture trustee, when authorized by an issuer order, may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with prior written notice to the rating agencies and with the consent of the noteholders of the related series evidencing not less than a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

      Unless otherwise specified in the applicable prospectus supplement, with respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•	change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate principal amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in that indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables and other Issuer Property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes and certificates of the series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend that indenture or the other transaction documents;

•	to provide that additional provisions of the related indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•	affect the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or

•	to the extent provided in the applicable prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the applicable prospectus supplement.

      The related issuer and the applicable indenture trustee may, when authorized by an issuer order, also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the rating agencies, the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner (other than modifications set forth on the preceding paragraph) the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

Events of Default Under the Indenture; Rights Upon Event of Default

      With respect to the notes of a given series, an “event of default” under the related indenture may consist of:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and that default continues for a period of five days;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement);

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuer.

      Notwithstanding the foregoing, unless otherwise specified in the applicable prospectus supplement, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

      Each applicable prospectus supplement may set forth indenture events of defaults that are in addition to or different from the events of default set forth above.

      With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

      Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that each issuer will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the Issuer Property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Indenture Trustee’s Annual Report

      The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report regarding the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Satisfaction and Discharge of Indenture

      An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

      The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the issuer will be obligated to appoint a successor trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, unless otherwise specified in the applicable prospectus supplement, a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

      Additional matters relating to the indenture trustee are described under “Description of the Transaction Agreements— The Owner Trustee and the Indenture Trustee” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

      The transfer of the receivables by an Originator to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the issuer and the indenture trustee in the receivables.

      Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable Originator to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer’s and the indenture trustee’s interests in the receivables, which could cause investors to suffer losses on their securities.

      Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the seller is not obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

      Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. VW Credit will warrant to the seller that the applicable Originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuer or that all steps will be taken to obtain such security interest and other such assignments. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuer may not have a first priority security interest in that financed vehicle.

      If an Originator did not take the steps necessary to cause the security interest of that Originator to be noted on the certificate of title for a financed vehicle until more than 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

      Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the sale and servicing agreements relating to each issuer are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuer.

      In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which an Originator has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

      Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states requires surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.

      Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each receivables sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to an Originator’s repurchase obligations under the related transfer agreement.

Repossession

      In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

      In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.

      The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

      With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

      The so-called “holder-in-due-course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

      Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

      Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

      General. The seller has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the seller’s organizational documents, the seller is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law.

      The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the seller so long as the seller is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The seller has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the seller with those of that Originator. These steps include the organization of the seller as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of seller’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

      Each Originator that is subject to the Bankruptcy Code and the seller believe that subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the seller, the seller will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the seller) the assets and liabilities of the seller should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator.

      Certain Matters Relating to the Federal Deposit Insurance Corporation. In the event that an Originator is subject to regulation by the Federal Insurance Corporation (the “FDIC”) and were to become insolvent, the Federal Deposit Insurance Act (the “FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of that Originator. To the extent that an Originator has granted a security interest in the receivables to the seller and the seller has granted such security interest to an issuer and that security interest was validly perfected before that Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud that Originator or its creditors, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of that Originator. If, however, the FDIC were to assert a contrary position, or were to require the owner trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to an Originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

      The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation”. If an Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of that Originator, would not seek to treat the receivables and collections as that Originator’s property or property of the conservatorship or receivership of that Originator. We will indicate in the applicable prospectus supplement if an Originator will rely on the rule. We cannot assure you that a transfer of receivables by that Originator will comply with the rule.

Repurchase Obligation

      Each Originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that Originator will be required under the applicable transaction documents to repurchase the affected receivables. VW Credit is, and the other Originators may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of that Originator’s representations or warranties.

Soldiers’ and Sailors’ Civil Relief Act of 1940

      The Soldiers’ and Sailors’ Civil Relief Act of 1940 and similar laws of many states may provide relief to members of the military on active duty, including reservists, who have entered into an obligation, such as a receivable with respect to a vehicle, before entering into military service. No information can be provided as to the number of receivables that may be affected by these laws. In addition, the response of the United States to the terrorist attacks on September 11, 2001 has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses arising from the inability to exercise the lender’s rights with respect to the receivable and the related vehicle in a timely fashion.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, leaving the creditor as a general unsecured creditor for the remainder of the term of the loan. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

      Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

      However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	Financial Institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

      This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

      The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

      The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests— including Strip Certificates— and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded as a separate entity and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.

      The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax

Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

      Characterization as Debt. For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates— Classification of Trusts and Trust Certificates”, “—Partnership Certificates— Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates— Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

      A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

      Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

      Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code, and

•	provides an appropriate statement on IRS Form W-8BEN, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

      Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

      Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates— Classification of Partnerships and Partnership Certificates” in this prospectus.

      Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

      Grantor Trust Treatment. Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “—Treatment of Fees or Payments”, in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “—Treatment of Fees or Payments” in this prospectus for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

      To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “—Discount and Premium” below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining outstanding principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

      If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

      Discount and Premium. Assuming the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

      It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

      In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining outstanding principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described in this prospectus under “—Discount and Premium”.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

      Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “—The Notes— Tax Consequences to Foreign Noteholders”.

Partnership Certificates

      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

      Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

      Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the Pass Through Rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any Prepayment Surplus payable to the Partnership Certificates for that month.

      In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income includible in his income for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

      Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties, unless the holder notifies the IRS of all such inconsistencies.

      The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.

      Each Foreign Person might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a United States trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

      Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

      If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes (if any) being debt of such partnership.

      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates— Classification of Partnerships and Partnership Certificates”.

STATE AND LOCAL TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1979, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specific types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons.

Exemptions Available to Debt Instruments

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the seller, the issuer, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption PTCE 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a benefit plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

      Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above; however, governmental plans may be subject to substantially similar state laws.

      We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

      The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sale contracts and/or installment loans securing the notes and certificates offered by this prospectus.

      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch.

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group”, other than the underwriter. The restricted group consists of the underwriter, any trustee, the seller, the servicer, any subservicer, any insurer, and swap counterparty, any obligor with respect to motor vehicle retail installment sale contracts and/or installment loans constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6) The issuer satisfies the following requirements:

(a) the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

(8) The acquisition of additional receivables, during the prefunding period must satisfy the following requirements:

(a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b) the additional receivables do not result in a lower credit rating;

(c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle retail installment sale contracts and/or installment loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller;

(d) the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

(e) the prefunding period must end the earlier of:

(x) three months or ninety days after the Closing Date for that transaction;

(y) the date on which an event of default occurs; or

(z) the date the amount in the prefunding account is less than the minimum dollar amount specified in the indenture, if any.

      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the issuer, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

      Each purchaser that is purchasing the certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB- (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

      For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

UNDERWRITING

      Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or will be sold in private placement.

      In the underwriting agreement with respect to any given series of securities, each applicable underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that the applicable Originator and/or the seller, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Permitted Investments acquired from the underwriters or from the applicable Originator, the seller or any of their affiliates.

      Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

      Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

      The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

      This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the applicable Originator, the servicer or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the seller nor any other person has an obligation to update or revise any such forward-looking statement.

RATING OF THE SECURITIES

      Any class of offered securities will initially be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as “investment grade”.

      The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement. An issuer may also issue unrated securities that are not offered under this prospectus and applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

      Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

WHERE YOU CAN FIND MORE INFORMATION

      Volkswagen Public Auto Loan Securitization, LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Public Auto Loan Securitization, LLC, 3800 Hamlin Road, Auburn Hills, Michigan 48326 or calling us at (248) 754-5000.

LEGAL MATTERS

      Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

GLOSSARY

      “Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

      “Collection Period” means, unless otherwise set forth in the applicable prospectus supplement, a fiscal month of the servicer immediately preceding the month in which the related payment date occurs; however, the initial Collection Period will begin and end on the dates specified in the applicable prospectus supplement.

      “Controlling Class” has the meaning set forth in the applicable prospectus supplement.

      “Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

      “Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

      “Fitch” means Fitch, Inc.

      “Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

      “Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any principal distribution account, certificate distribution account, prefunding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

      “Issuer Property” means, to the extent specified in the applicable prospectus supplement, the property of each issuer, which will include all right, title and interest of the issuer in and to:

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to receivables which became Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuer, and certain rights of the seller, under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

      “Moody’s” means Moody’s Investors Service, Inc.

      “Net Pool Balance” means, as of any date, with respect to any issuer, the aggregate outstanding principal balance of the related receivables (other than Defaulted Receivables) as of that date.

      “Note Factor” means, with respect to any class of securities issued by an issuer, a six-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of securities at the end of the month as a fraction of the original outstanding balance of that class of securities.

      “Originators” means VW Credit, Volkswagen Bank USA or any of their respective affiliates that originate motor vehicle retail installment sale contracts and/or installment loans transferred to the seller, as specified in the applicable prospectus supplement.

      “Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates means to the beneficial owner thereof.

      “Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day on the next succeeding business day).

      “Permitted Investments” has the meaning set forth in the applicable prospectus supplement.

      “Plan Asset Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

      “Pool Factor“ means, with respect to any issuer, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cutoff date.

      “Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

      “Record Date” means, unless otherwise specified in any prospectus supplement or any transaction document, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs and (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date.

      “SEC” means the Securities and Exchange Commission.

      “Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

      “Special Tax Counsel” means Mayer, Brown, Rowe & Maw, as special tax counsel to the seller.

      “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

      “Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

      “Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

      “Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the seller, and the seller and the servicer agree to treat the trust or limited liability company as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

      “Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.

      “Tax Partnership” means a trust or limited liability company in which the seller, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

      “Tax Trust” means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are intended to be references to the beneficial owner of the Trust Certificates.

INDEX OF PRINCIPAL TERMS

administration agreement	28
amortization period	18
Bankruptcy Code	44
benefit plan	59
Clearstream, Luxembourg	23
Closing Date	67
Code	46
Collection Period	67
contribution agreement	28
Controlling Class	67
credit bureau score	10
Defaulted Receivable	67
disqualified persons	59
DTC	14
ERISA	59
event of default	36
Exchange Act	12
FDIA	44
FDIC	44
Financial Institution	67
Fitch	67
Foreign Person	67
FTC Rule	43
HDC Rule	43
Internal Revenue Code	37
IRS	46
Issuer Accounts	67
Issuer Property	67
monthly remittance condition	29
Moody’s	68
Net Pool Balance	68
Note Factor	68
OID	48
Originators	68
parties in interest	59
Partnership Certificates	47,68
Payment Date	68
Permitted Investments	68
Plan Asset Regulation	68
Pool Factor	68
Prepayment Assumption	68
prohibited transaction	59
proprietary score	10
purchase agreement	27
receivables pool	8
Record Date	68
restricted group	61
revolving period	17
sale and servicing agreement	28
sale and servicing agreements	28
Scheduled Interest Method	9
Scheduled Interest Receivables	9
SEC	68
Securities Act	30
servicing agreement	28
Short-Term Note	68
Simple Interest Method	8
Simple Interest Receivables	8
Special Tax Counsel	69
Standard & Poor’s	69
Strip Certificates	69
Strip Notes	69
stripped bonds	52
Tax Non-Entity	47,69
Tax Non-Entity Certificates	47,69
Tax Partnership	47,69
Tax Trust	47,69
TIN	25
transfer agreement	27
transfer agreements	27
Trust Certificates	69
U.S. Person	25
Volkswagen AG	9
Volkswagen of America	9
VW Credit	6

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Volkswagen Auto Loan Enhanced Trust 2003-1

Issuer

Class A-1 Notes	$315,000,000
Class A-2 Notes	$370,000,000
Class A-3 Notes	$385,000,000
Class A-4 Notes	$214,173,000

Volkswagen Public Auto Loan Securitization, LLC

Seller

VW Credit, Inc.

Servicer

PROSPECTUS

SUPPLEMENT

Joint Bookrunners

BANC ONE CAPITAL MARKETS, INC.	MORGAN STANLEY

Co-Managers

ABN AMRO INCORPORATED

BARCLAYS CAPITAL

SG COWEN

THE WILLIAMS CAPITAL GROUP, L.P.

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.